UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 18, 2008

Date of report (Date of earliest event reported)

Cape Fear Bank Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

000-51513	20-3035898
(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of Principal Executive Offices)	(Zip Code)

(910) 509-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2008, Cape Fear Bank Corporation (the “Company”) entered into an agreement (the “Settlement Agreement”) with a group led by investor Maurice J. Koury (the “Shareholder Group”) terminating the pending proxy contest with respect to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of the shareholders (the “Annual Meeting”).

Pursuant to the Settlement Agreement, among other things, the Company and the Shareholder Group agreed to increase the number of directors on the Board to nine, with four incumbent director nominees and four Shareholder Group nominees to serve on the Board. The nominees include Walter Lee Crouch Jr., Becky Parker O’Daniell, Craig S. Relan, Walter O. Winter, David Lucht, James S. Mahan III, Mort Neblett and Scott C. Sullivan as well as a ninth, independent director to be agreed upon by both parties.

The Settlement Agreement also provided for the postponement of the Annual Meeting which was scheduled for August 19, 2008, with a new meeting to be scheduled by the Board. At the rescheduled Annual Meeting, the Board intends to nominate and recommend each of the individuals identified above, as well as the ninth, independent director, as the slate of director nominees to the Board.

In addition, the Company has agreed to the following:

•

Formation of a Selection Committee consisting of two persons from each of the incumbent director nominees and the Shareholder Group nominees to select the independent director. Upon such selection and agreement by the independent nominee, the new Board shall appoint the independent nominee to the Board.

•

For a period of three years, any vacancies of the seats held by either the incumbent director nominees or the Shareholder Group nominees will be filled by a nominee selected by a committee of the remaining incumbent or Shareholder Group nominees as applicable.

•

In addition to the 2008 Annual Meeting, the Board will nominate, and the Shareholder Group has agreed to support, a slate consisting of the continuing incumbent and Shareholder Group director nominees at the next three annual meetings of the shareholders.

•

To the extent practicable and consistent with Nasdaq and SEC rules, each committee of the Board will have an equal number of Shareholder Group nominees and incumbent nominees. No executive committee will be formed without at least two-thirds of the Board vote.

Under the Settlement Agreement, the Company has also agreed to reimburse the Shareholder Group up to a maximum amount of $500,000 for out-of-pocket fees and expenses reasonably incurred in connection with the proxy solicitation, negotiation of the Settlement Agreement and the SEC filings made by the Shareholder Group with respect to ownership of Company common stock.

Additionally, for a period of one year, Mr. Koury has agreed to certain standard standstill provisions, with an exception of open-market purchases not to exceed 200,000 shares and participation in rights offerings. These standstill provisions would prevent Mr. Koury and his affiliates from nominating or participating in any group that nominates directors or solicits proxies for the election of directors of the Company.

The Company has also agreed that its financial advisors, McKinnon & Co. (“McKinnon”), shall provide the newly installed Board with an updated presentation with respect to the previously announced acquisition transaction that the Company is currently reviewing. Mr. Koury and his affiliates agree not to make any public statement in opposition to such transaction, engage in any solicitation of proxies or consents or seek to advise, encourage or influence any person with respect to the voting of any Company stock in opposition to such transaction if: (1) McKinnon delivers a favorable opinion, (2) a second favorable fairness opinion from an independent firm selected by the Shareholder Group nominees is obtained, and (3) at least three of the Shareholder Group nominees approve such acquisition transaction. The Company’s review of this potential acquisition transaction is in the preliminary stages. Therefore, there can be no assurance whatsoever that any definitive transaction or other corporate action will result from this review. There can be no assurance whatsoever concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if a transaction is pursued. The Company does not intend to make any additional comments regarding this matter unless and until a definitive transaction agreement has been reached or there are other definitive developments warranting further disclosure.

Further, the parties have agreed to take no action to terminate the employment, or reduce the salary and benefits of any executive or management level employee of the Company for a period of three months.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference. A copy of the press release issued by the Company relating to the Settlement Agreement is included as Exhibit 99.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, pursuant to the terms of the Settlement Agreement, Mr. Jerry D. Sellers notified the Company that he will not stand for re-election to the Board at the Annual Meeting and tendered his resignation from the Board, effective immediately.

On August 19, 2008, pursuant to the terms of the Settlement Agreement, the Board appointed David Lucht, James S. Mahan III, Mort Neblett and Scott C. Sullivan as members of the Company’s Board of Directors. Other than as described herein, there are no transactions between any Board appointee and management or others which are subject to the reporting requirements of Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Settlement Agreement, dated August 18, 2008, by and among Cape Fear Bank Corporation, Cape Fear Bank, The Maurice and Ann Koury Charitable Trust, The Maurice J. Koury Foundation, Maurice J. Koury, Scott C. Sullivan, Miltom E. Petty, Mort Neblett, Haywood Cochrane, Jr., James S. Mahan III, David Lucht and Robert Isser.

99.1	Press Release dated August 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE FEAR BANK CORPORATION

By:	/s/ Betty V. Norris
Betty V. Norris
Senior Vice President and
Chief Financial Officer

Date: August 22, 2008